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                       MARVEL FILES REGISTRATION STATEMENT
       FOR APPROXIMATELY 4 MILLION COMMON SHARES ISSUED IN EXCHANGE OFFER

            - Shelley F. Greenhaus Resigns From Board of Directors -

NEW YORK, New York - November 25, 2002 - Marvel Enterprises, Inc. (NYSE: MVL) announced today that in conjunction with the distribution of Common Stock pursuant to its recently completed offer to exchange its 8% convertible preferred stock for Common Stock, Marvel has filed a Form S-3 registration statement with the Securities and Exchange Commission for approximately 3,965,626 million shares of its Common Stock.

Approximately 17.6 million preferred shares were tendered in the exchange offer, resulting in the issuance last week of 24.5 million shares of Marvel common stock. Marvel's registration statement covers the approximately 4 million shares that are required to be registered for resale pursuant to Marvel's existing contractual obligations.

Marvel also announced that Shelley F. Greenhaus, 49, President and Managing Director of Whippoorwill Associates, Incorporated, an investment management firm focused on turnaround investments, has tendered his resignation from the Company's Board of Directors, effective immediately. Mr. Greenhaus has resigned so that he can focus his full attention on his investment funds. Mr. Greenhaus' resignation reduces the size of the Board of Directors to seven members.

Morton E. Handel, Chairman, commented: "Shelley has made a tremendous contribution to Marvel's renaissance, first as a key investor in Marvel's emergence from bankruptcy and then as a director during Marvel's turnaround and return to financial and operational success. With Marvel's turnaround accomplished, we respect Shelley's desire to refocus his energies on his investment partnership and thank him for his guidance and efforts."

"I am very proud to have played a role in Marvel's turnaround and reemergence as a leading global entertainment brand," said Mr. Greenhaus. "I leave the Company in tremendous shape and in very capable hands. I will now turn my attention to identifying and supporting other excellent companies requiring financial support."

About Marvel Enterprises
With a library of over 4,700 proprietary characters, Marvel Enterprises, Inc. is one of the world's most prominent character-based entertainment companies. Marvel's operations are focused in three areas: entertainment (Marvel Studios) and licensing, comic book publishing and toys (Toy Biz). Marvel facilitates the creation of entertainment projects, including feature films, DVD/home video, video games and television based on its characters and also licenses its characters for use in a wide range of consumer products and services including apparel, collectibles, snack foods and promotions. Marvel's characters and plot lines are created by its comic book division which continues to expand its leadership position in the U.S. and worldwide while also serving as an invaluable source of intellectual property. For additional information visit the newly revised Marvel Web site at http://www.marvel.com.


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Marvel Files Registration Statement, 11/25/02      Page 2 of 2


Except for historical information contained herein, the statements in this news release regarding the Company's plans are forward-looking statements that are dependent upon certain risks and uncertainties, including the Company's potential inability to successfully implement its business strategy, a decrease in the level of media exposure or popularity of the Company's characters resulting in declining revenues from products based on those characters, the timing of releases and the decisions to proceed with feature films and TV series based on the Company's characters, the lack of commercial success of entertainment projects based on the Company's characters, the lack of commercial success of properties owned by major entertainment companies that have granted the Company toy licenses, the lack of consumer acceptance of new product introductions, the imposition of quotas or tariffs on toys manufactured in China as a result of a deterioration in trade relations between the U.S. and China, changing consumer preferences, production delays or shortfalls, continued pressure by certain of the Company's major retail customers to significantly reduce their toy inventory levels, the impact of competition and changes to the competitive environment on the Company's products and services, the ability of the Company's licensees to successfully market and sell the licensed products, changes in technology and changes in governmental regulation and the continued financial stability of major licensees of the Company. Those and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

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For further information contact:
--------------------------------
Richard Land, David Collins
Jaffoni & Collins
212/835-8500, mvl@jcir.com